As filed with the Securities and Exchange Commission on April 18, 2001
                                                         Registration No. 333-
==============================================================================


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                     ------------------------------------

                                   FORM S-4

                            REGISTRATION STATEMENT

                                     Under

                          THE SECURITIES ACT OF 1933
                     ------------------------------------

                               Johnson & Johnson
            (Exact name of registrant as specified in its charter)

          New Jersey                        2834                  22-1024240
(State or other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                          One Johnson & Johnson Plaza

                        New Brunswick, New Jersey 08933

                           Telephone: (732) 524-0400

 (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)
                     ------------------------------------

                           Steven M. Rosenberg, Esq.
                               Johnson & Johnson
                          One Johnson & Johnson Plaza
                        New Brunswick, New Jersey 08933
                           Telephone: (732) 524-0400
      (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)
                     ------------------------------------
                                  Copies to:
                         Robert I. Townsend, III, Esq.
                            Cravath, Swaine & Moore
                                Worldwide Plaza
                               825 Eighth Avenue
                              New York, NY 10019
                           Telephone: (212) 474-1000

                            Jay K. Hachigian, Esq.
                             Bennett L. Yee, Esq.
                              Jarlon Tsang, Esq.
                              Steve Mudder, Esq.
                         Robert P. Bartlett, III, Esq.
                      Gunderson Dettmer Stough Villeneuve
                           Franklin & Hachigian, LLP
                            155 Constitution Drive
                             Menlo Park, CA 94025
                           Telephone: (650) 321-2400
                     ------------------------------------


     Approximate date of commencement of proposed sale of the securities to the public: Upon consummation of the merger.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-56034

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________


                      CALCULATION OF REGISTRATION FEE

                                                                  Proposed maximum      Proposed maximum
Title of each class of securities to be        Amount to           offering price           aggregate             Amount of
registered                                   be registered             per unit          offering price       registration fee
---------------------------------------- ---------------------  --------------------- --------------------- ---------------------
Common Stock, par value $1.00 per share.       51,487(1)                 N/A               $142,104(2)               $36
======================================== =====================  ===================== ===================== =====================

(1) Represents the number of additional shares of common stock of the registrant expected to be issued to holders of common stock, par value $.001 per share ("Heartport common stock"), of Heartport, Inc., a Delaware corporation ("Heartport"), in the proposed merger (the "Merger") of HP Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant, with and into Heartport, as described in the Registration Statement on Form S-4 (Registration No. 333-56034), which was filed on February 22, 2001, amended on March 14, 2001 and declared effective by the Securities and Exchange Commission on March 14, 2001. In connection with the filing of that Registration Statement, 860,293 shares of common stock of the registrant were registered with the Securities and Exchange Commission and the registrant paid a fee of $19,123. The total number of shares of common stock of the registrant to be issued in connection with the Merger is now expected not to exceed 911,780 shares.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(f)(1) under the Securities Act, the proposed maximum aggregate offering price of the registrant's common stock was calculated based upon the market value of shares of Heartport common stock (the securities to be cancelled in the merger) in accordance with Rule 457(c) under the Securities Act as follows: (a) $2.76, the average of the high and low prices per share of Heartport common stock on April 16, 2001, as reported on The Nasdaq SmallCap Market, multiplied by (b) 51,487, the estimated number of additional shares of common stock of the registrant to be issued in connection with the Merger.

                     ------------------------------------

==============================================================================

                               EXPLANATORY NOTE

          This Registration Statement is being filed by Johnson & Johnson pursuant to General Instruction K to Form S-4 and Rule 462(b) under the Securities Act of 1933, as amended, to register an additional number of shares of common stock, par value $1.00 per share, of Johnson & Johnson for issuance to holders of common stock, par value $.001 per share, of Heartport, Inc., a Delaware corporation ("Heartport"), in the proposed merger (the "Merger") of HP Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant, with and into Heartport.

          Johnson & Johnson previously registered a total of 860,293 shares of its common stock for issuance in connection with the Merger by means of a currently effective Registration Statement on Form S-4 (Registration No. 333-56034), which was originally filed with the Securities and Exchange Commission on February 22, 2001 and subsequently amended on March 14, 2001 (the "Prior Registration Statement"). The total number of shares of common stock of Johnson & Johnson to be issued in connection with the Merger is now expected not to exceed 911,780 shares.

          The contents of the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.  Exhibits and Financial Statement Schedules.

          The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.   Description

5.1 Opinion of Joseph S. Orban, Esq., Associate General Counsel of Johnson & Johnson, regarding the legality of the securities being registered.

8.1 Opinion of Cravath, Swaine & Moore regarding certain tax matters.

8.2 Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP regarding certain tax matters.

23.1          Consent of PricewaterhouseCoopers LLP.

23.2          Consent of Ernst & Young LLP, Independent Auditors.

23.3 Consent of Joseph S. Orban, Esq., Associate General Counsel of Johnson & Johnson (included in Exhibit 5.1).

23.4          Consent of Cravath, Swaine & Moore.

23.5          Consent of Gunderson Dettmer Stough Villeneuve Franklin &
              Hachigian, LLP.

23.6          Consent of Morgan Stanley & Co. Incorporated.

99.1* Opinion of Morgan Stanley & Co. Incorporated (which is incorporated herein by reference to Annex 3 to the proxy statement/prospectus which is a part of the Registration Statement of Johnson & Johnson on Form S-4 (Registration No. 333-56034)).


-------------------

* Incorporated by reference to the registrant's Registration Statement on Form S-4, as amended (Registration No. 333- 56034).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Brunswick, New Jersey on the 17th day of April, 2001.

                                           JOHNSON & JOHNSON,


                                           By: /s/ R.S. Larsen
                                               -------------------------------
                                               Name:  R.S. Larsen
                                               Title: Chairman and Chief
                                                      Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                              Date


/s/ R. S. Larsen             Chairman, Board of Directors;      April 17, 2001
--------------------------   Chief Executive Officer and
(R. S. Larsen)               Chairman, Executive Committee
                             (Principal Executive Officer)


/s/ R. J. Darretta           Member, Executive Committee; Vice  April 17, 2001
--------------------------   President, Finance (Principal
(R. J. Darretta)             Financial Officer)


/s/ C. E. Lockett            Controller (Principal Accounting   April 17, 2001
--------------------------   Officer)
(C. E. Lockett)


--------------------------   Director
(G. N. Burrow)


/s/ J. G. Cooney
--------------------------   Director                           April 17, 2001
(J. G. Cooney)


--------------------------   Director
(J. G. Cullen)


/s/ M. J. Folkman
--------------------------   Director                           April 17, 2001
(M. J. Folkman)


/s/ A. D. Jordan
--------------------------   Director                           April 17, 2001
(A. D. Jordan)


/s/ A. G. Langbo
--------------------------   Director                           April 17, 2001
(A. G. Langbo)


/s/ J. T. Lenehan
--------------------------   Director                           April 17, 2001
(J. T. Lenehan)


/s/ J. S. Mayo
--------------------------   Director                           April 17, 2001
(J. S. Mayo)

Signature                    Title                              Date


/s/ L. F. Mullin
--------------------------   Director                           April 17, 2001
(L. F. Mullin)


/s/ H. B. Schacht
--------------------------   Director                           April 17, 2001
(H. B. Schacht)


/s/ M. F. Singer
--------------------------   Director                           April 17, 2001
(M. F. Singer)


--------------------------   Director
(J. W. Snow)


/s/ W. C. Weldon
--------------------------   Director                           April 17, 2001
(W. C. Weldon)


/s/ R. N. Wilson
--------------------------   Director                           April 17, 2001
(R. N. Wilson)

                                 EXHIBIT INDEX

Exhibits

5.1 Opinion of Joseph S. Orban, Esq., Associate General Counsel of Johnson & Johnson, regarding the legality of the securities being issued.

8.1       Opinion of Cravath, Swaine & Moore regarding certain tax matters.

8.2 Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP regarding certain tax matters.

23.1      Consent of PricewaterhouseCoopers LLP.

23.2      Consent of Ernst & Young LLP.

23.3 Consent of Joseph S. Orban, Esq., Associate General Counsel of Johnson & Johnson (included in Exhibit 5.1).

23.4      Consent of Cravath, Swaine & Moore.

23.5      Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian,
          LLP.

23.6      Consent of Morgan Stanley & Co. Incorporated.

99.1* Opinion of Morgan Stanley & Co. Incorporated (which is incorporated herein by reference to Annex 3 to the proxy statement/prospectus which is a part of the Registration Statement of Johnson & Johnson on Form S-4 (Registration No. 333-56034)).


-------------------

* Incorporated by reference to the registrant's Registration Statement on Form S-4, as amended (Registration No. 333-56034).